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                                                                    Exhibit 23.1


           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
           ---------------------------------------------------------

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated August 5, 2005 relating to the combined financial statements and financial statement schedules of Compensation Risk Managers, LLC and Affiliates and to the use of our report dated September 19, 2005 on the balance sheet of CRM Holdings, Ltd. in this Registration Statement on Form S-l.


                                        /s/ JOHNSON LAMBERT & CO.

Reston, Virginia
September 19, 2005